UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020
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ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35480	20-4645388
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

47281 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, including zip code)
(877) 774-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	ENPH	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Enter into a Material Definitive Agreement.
Exchange Agreement
On December 14, 2020, Enphase Energy, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with certain holders of its 1.00% Convertible Senior Notes due 2024 to repurchase $38.50 million aggregate principal amount of such notes (the “Repurchased Notes” and the “Repurchase”). Pursuant to the Exchange Agreement, the Repurchased Notes will be exchanged and purchased for (a) a cash payment equal to $1,000 for each $1,000 principal amount of Repurchased Notes, and (b) a number of shares of the Company’s common stock equal to the number of shares of common stock deliverable to the holders of the Repurchased Notes as if such notes were converted based on a conversion ratio of 48.7781 per $1,000 principal amount of the Repurchased Notes, minus the number of shares of common stock derived by dividing the principal amount of the Repurchased Notes by the composite volume weighted average price of the Company’s common stock reported from 9:30 a.m. to 4:00 p.m., Eastern Time, on December 15, 2020. The closing of the Repurchase is anticipated to take place on December 16, 2020. The issuance of the shares of common stock in connection with the Repurchase will be made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) of such Securities Act.
Partial Unwind Agreements
On December 14, 2020, the Company entered into partial unwind agreements (collectively, the “Unwind Agreements”) with Credit Suisse Capital LLC and Barclays Bank PLC (the “Counterparties”) with respect to: (a) the Base Warrant Confirmations, dated May 30, 2019 (the “Warrant Confirmations”); and (b) the Base Call Option Confirmations, dated May 30, 2019, and the Additional Call Option Confirmations (the “Call Option Confirmations”). In connection with the exchange and purchase of the Repurchased Notes under the Exchange Agreement and the other two conversions of Notes due 2024 that will settle in December 2020 as disclosed in the latest Form 10-Q, the Unwind Agreements reduce the number of warrants exercisable under the Warrant Confirmations from 5,853,372 to 3,713,966, in the aggregate, and reduce the number of options under the Call Option Confirmations from 120,000 to 81,500, in the aggregate.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 14, 2020	ENPHASE ENERGY, INC.
		By:	/s/ Eric Branderiz
Eric Branderiz
Executive Vice President and Chief Financial Officer